Exhibit 99.2

Lee Enterprises, Incorporated

Revenue, Restated to Exclude Discontinued Operations

Year Ended September 30, 2006

(Thousands)

	Month Ended	Month Ended	Month Ended	Qtr Ended	Month Ended	Month Ended	Month Ended	Qtr Ended
	Oct 05	Nov 05	Dec 05	Dec 05	Jan 06	Feb 06	Mar 06	Mar 06

Advertising:
Retail	43,408	44,669	43,269	131,346	34,517	33,183	36,464	104,164
National	6,222	5,581	5,855	17,659	5,516	4,178	4,427	14,121
Classified:
Daily newspapers
Employment	8,537	6,384	5,170	20,091	8,006	7,031	7,700	22,738
Automotive	5,536	4,548	4,128	14,212	4,990	4,571	5,012	14,573
Real estate	6,389	4,849	4,149	15,387	5,052	4,789	5,121	14,962
All other	3,479	2,910	2,788	9,177	3,027	2,873	3,252	9,151
Other publications	4,011	3,327	3,142	10,479	3,433	3,341	4,139	10,913

Total classified	27,952	22,018	19,377	69,346	24,508	22,605	25,224	72,337

Online	2,670	2,317	2,148	7,134	2,600	2,680	2,905	8,185
Niche	1,009	1,234	1,170	3,414	1,839	1,131	1,505	4,476

Total advertising	81,261	75,819	71,819	228,899	68,980	63,777	70,525	203,283

Circulation	18,807	16,505	16,275	51,587	18,514	15,778	16,601	50,893
Commercial printing	1,445	1,418	1,377	4,240	1,235	1,238	1,594	4,068
Online services and other	2,206	2,662	2,571	7,439	2,151	2,376	2,925	7,451

Total same property	103,719	96,404	92,042	292,165	90,880	83,169	91,645	265,695

Acquired/divested properties:
Acquisitions	-	-	-	-	-	23	393	416
Divestitures	20	27	32	80	34	25	20	79

Total acquired/divested properties	20	27	32	80	34	48	413	495

Total publishing revenue	103,739	96,431	92,074	292,245	90,914	83,217	92,058	266,190

	Month Ended	Month Ended	Month Ended	Qtr Ended	Month Ended	Month Ended	Month Ended	Qtr Ended	Year Ended
	Apr 06	May 06	Jun 06	Jun 06	Jul 06	Aug 06	Sep 06	Sep 06	Sep 06

Advertising:
Retail	41,087	40,291	36,609	117,987	36,740	36,515	37,149	110,402	463,898
National	5,366	4,119	4,377	13,861	4,621	3,744	3,864	12,229	57,869
Classified:
Daily newspapers
Employment	8,701	7,764	7,528	23,994	8,515	7,891	7,243	23,649	90,472
Automotive	5,729	4,973	5,263	15,964	6,096	4,985	5,123	16,204	60,953
Real estate	5,888	5,263	5,355	16,505	6,197	5,430	5,321	16,947	63,802
All other	3,712	3,570	3,531	10,814	3,446	3,359	3,305	10,113	39,253
Other publications	4,293	3,796	4,264	12,354	4,093	4,000	3,981	12,073	45,819

Total classified	28,323	25,366	25,941	79,631	28,347	25,665	24,973	78,986	300,299

Online	3,442	3,339	3,270	10,050	3,430	3,601	3,369	10,400	35,769
Niche	1,425	1,513	1,474	4,411	1,359	1,097	1,824	4,279	16,580

Total advertising	79,643	74,628	71,671	225,940	74,497	70,622	71,179	216,296	874,415

Circulation	18,682	16,725	16,218	51,626	18,372	16,461	16,738	51,571	205,677
Commercial printing	1,579	1,569	1,353	4,501	1,286	1,472	1,363	4,121	16,931
Online services and other	2,308	2,561	2,373	7,242	2,292	2,233	1,958	6,484	28,619

Total same property	102,212	95,483	91,615	289,309	96,447	90,788	91,238	278,472	1,125,642

Acquired/divested properties:
Acquisitions	358	478	301	1,137	361	400	357	1,119	2,672
Divestitures	29	29	41	98	22	34	22	78	334

Total acquired/divested properties	387	507	342	1,235	383	434	379	1,197	3,006

Total publishing revenue	102,599	95,990	91,957	290,544	96,830	91,222	91,617	279,669	1,128,648

Same property data includes all 2005 acquisitions, including Pulitzer Inc.